EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Litman Gregory Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Litman Gregory Funds Trust for the period ended June 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable, and that the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Litman Gregory Funds Trust for the stated period.

/s/ Jeffrey K. Seeley	/s/ John M. Coughlan
Jeffrey K. Seeley	John M. Coughlan
Trustee and President	Treasurer and Secretary

Dated: August 31, 2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Litman Gregory Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.